UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2018

Live Ventures Incorporated

(Exact name of registrant as specified in its charter)

Nevada	001-33937	85-0206668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(Address of principal executive office, including zip code)

(702) 939-0231

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2018, Vintage Stock Affiliated Holdings, LLC (“Holdings”) and Vintage Stock, Inc. (“Target Borrower,” and together with Holdings and each other person joined as a borrower from time to time, collectively the “Borrowers”), subsidiaries of Live Ventures Incorporated (the “Company”), the registrant, entered into a Second Amendment and Waiver to Term Loan Agreement (the “Second Amendment”) with Wilmington Trust, National Association (“Agent”), in its capacity as administrative and collateral agent for the lenders party to the Term Loan Agreement (as defined below), Capitala Private Credit Fund V, L.P., in its capacity as lead arranger (“Lead Arranger”), and the other parties thereto. The Second Amendment amends certain terms of and waives certain defaults under the Term Loan Agreement dated November 3, 2016, as amended to date (the “Term Loan Agreement”) among Target Borrower, Holdings, Agent, Lead Arranger and the other parties thereto.

The Second Amendment waives (i) the Consolidated Total Leverage Ratio (as defined in the Term Loan Agreement) calculated (a) as of the fiscal quarter ending on September 30, 2017 being greater than 3.25 to 1.00 and (b) as of the fiscal quarter ending on December 31, 2017 being greater than 3.00 to 1.00 and (ii) certain other defaults more fully described in the Second Amendment as the “Known Existing Defaults.” The Second Amendment also waives the default by the Borrowers to prepay the term loan with Excess Cash Flow (as defined in the Term Loan Agreement) in accordance with Section 2.05(b) of the Term Loan Agreement (the “ECF Payment”), such waiver to be effective upon receipt by the lenders of such payment on or prior to March 19, 2016. Upon prepayment in full by the Borrowers of the outstanding principal balance of the term loan by April 30, 2018 (which date the Borrowers may, at their option, extend for 30 days in exchange for payment of $25,000), the Second Amendment also waives the applicable prepayment premium. The Second Amendment also confirms that fees and disbursements of outside counsel to Agent and Lead Arranger in connection with the Term Loan Agreement and the Second Amendment may be added back to Consolidated Net Income (as defined in the Term Loan Agreement) when calculating Consolidated EBITDA (as defined in the Term Loan Agreement), subject to the limitations set forth in the Term Loan Agreement.

On March 15, 2018, Target Borrower and Texas Capital Bank, National Association (“TCB”), entered into a Waiver Agreement (the “Waiver”) pursuant to which TCB waived, to the extent the Second Amendment Defaults (as defined in the Second Amendment) constitute an event of default under that certain Loan Agreement dated November 3, 2016 between Target Borrower and TCB, the Second Amendment Defaults.

The foregoing descriptions of the Second Amendment and the Waiver do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and Waiver, respectively, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment and Waiver to Term Loan Agreement dated March 15, 2018.
10.2	Waiver Agreement dated March 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIVE VENTURES INCORPORATED

Dated: March 16, 2018	By:	/s/ Jon Isaac
Jon Isaac, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment and Waiver to Term Loan Agreement dated March 15, 2018.
10.2	Waiver Agreement dated March 15, 2018.

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